As filed with the Securities and Exchange Commission on April 1, 2022
Registration No. 333-261927
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 __________________
ARCHAEA ENERGY INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-2867266 (I.R.S. Employer Identification No.)
4444 Westheimer Road, Suite G450 Houston, Texas (Address of principal executive offices)	77027 (Zip code)

__________________

Archaea Energy Inc. 2021 Omnibus Incentive Plan

(Full title of the plan)

__________________

Edward P. Taibi

General Counsel and Executive Vice President of Strategic Initiatives and Government Affairs
4444 Westheimer Road, Suite G450
Houston, Texas 77027
(346) 708-8272

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey, P.C.
Lanchi D. Huynh
Kirkland & Ellis LLP
609 Main Street
Houston, Texas 77002
(713) 836-3600

__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

explanatory note

This Post-Effective Amendment No. 1 (this “Amendment No. 1”) relates to the Registration Statement on Form S-8 (File No. 333-261927) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2021 by Archaea Energy Inc. (the “Company” or the “Registrant”). The Registration Statement registered 14,500,000 shares of Class A common stock, par value $0.0001 per share, for issuance under the Archaea Energy Inc. 2021 Omnibus Incentive Plan, as amended from time to time.

This Amendment No. 1 is being filed by the Company solely for the purpose of including the consents of KPMG LLP to the incorporation by reference into the Registration Statement of (i) KPMG LLP’s report dated March 18, 2022, with respect to the consolidated financial statements of Aria Energy LLC and subsidiaries and (ii) KPMG LLP’s report dated March 18, 2022, with respect to the consolidated financial statements of Archaea Energy Inc. and subsidiaries, both of which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. This Amendment No. 1 does not update, amend or modify any other information, statements or disclosure contained in the Registration Statement, except as otherwise referenced herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant with the Commission on September 21, 2021).
4.2	Certificate of Amendment of the Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Registrant with the Commission on September 21, 2021).
4.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed by the Registrant with the Commission on September 21, 2021).
4.4	Archaea Energy Inc. 2021 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed by the Registrant with the Commission on September 21, 2021).
5.1*	Opinion of Kirkland & Ellis LLP.
23.1*	Consent of KPMG LLP (with respect to Aria Energy LLC consolidated financial statements), dated December 29, 2021.
23.2*	Consent of KPMG LLP (with respect to Archaea Energy LLC consolidated financial statements), dated December 29, 2021.
23.3*	Consent of WithumSmith+Brown, PC (with respect to Archaea Energy Inc. (formerly known as Rice Acquisition Corp.) financial statements).
23.4*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.5**	Consent of KPMG LLP (with respect to Aria Energy LLC consolidated financial statements), dated April 1, 2022.
23.6**	Consent of KPMG LLP (with respect to Archaea Energy Inc. consolidated financial statements), dated April 1, 2022.
24.1**	Power of Attorney (included as part of the signature page).

____________________

*	Filed previously.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 1, 2022.

ARCHAEA ENERGY INC.

By:	/s/ Nicholas Stork
Name:	Nicholas Stork
Title:	Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints each of Edward P. Taibi or Brian McCarthy acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas Stork	Chief Executive Officer and Director	April 1, 2022
Nicholas Stork	(Principal Executive Officer)
/s/ Chad Bellah	Chief Accounting Officer	April 1, 2022
Chad Bellah	(Principal Financial Officer and Principal Accounting Officer)

/s/ Daniel Joseph Rice IV	Executive Chairman and Director	April 1, 2022
Daniel J. Rice, IV

/s/ J. Kyle Derham	Director	April 1, 2022
J. Kyle Derham

/s/ Kathryn Jackson	Director	April 1, 2022
Kathryn Jackson

/s/ Joseph Malchow	Director	April 1, 2022
Joseph Malchow

/s/ James Torgerson	Director	April 1, 2022
James Torgerson